                                                                    EXHIBIT 10.1

                                    AMENDMENT
                           EFFECTIVE AS OF MAY 1, 2002

                                     TO THE

                           NOBLE DRILLING CORPORATION
                       1992 NONQUALIFIED STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                  WHEREAS, Noble Drilling Corporation, a Delaware corporation ("Noble-Delaware"), established the Noble Drilling Corporation 1992 Nonqualified Stock Option Plan for Non-Employee Directors (the "1992 Plan"), and reserved the right of its Board of Directors under the conditions specified in Section 5.01 thereof to amend the 1992 Plan without obtaining shareholder approval; and

                  WHEREAS, Noble-Delaware entered into that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 11, 2002, by and among Noble-Delaware, Noble Corporation, a Cayman Islands exempted company limited by shares ("Noble-Cayman"), Noble Holding (U.S.) Corporation, a Delaware corporation ("Holdco"), and Noble Cayman Acquisition Corporation, a Delaware corporation ("Merger Sub"); and

                  WHEREAS, pursuant to the Merger Agreement, on April 30, 2002, Merger Sub merged with and into Noble-Delaware, with Noble-Delaware being the surviving corporation and becoming an indirect, wholly owned subsidiary of Noble-Cayman, and each issued and outstanding share of common stock, par value US$0.10 per share, of Noble-Delaware automatically became one ordinary share, par value US$0.10 per share, of Noble-Cayman (collectively, the "Reorganization"); and

                  WHEREAS, pursuant to Section 4.1 of the Merger Agreement, the Assumed Plans (as defined therein) of Noble-Delaware were assumed by Noble-Cayman at the Effective Time (as defined therein) and continue as plans and agreements of Noble-Cayman; and

                  WHEREAS, the 1992 Plan is an Assumed Plan as defined in the Merger Agreement and therefore was assumed by Noble-Cayman at the Effective Time and has continued as a plan and agreement of Noble-Cayman since the Effective Time; and

                  WHEREAS, pursuant to Section 4.1(c) of the Merger Agreement, which provides for necessary and appropriate amendments with respect to the Assumed Plans, Noble-Cayman desires to amend the 1992 Plan to reflect the Reorganization;

                  NOW THEREFORE, Noble-Cayman does hereby assume the sponsorship of the 1992 Plan and does hereby amend the 1992 Plan, effective from and after the Effective Time, to provide for the Reorganization and to provide for certain other changes as follows:

         1. The 1992 Plan shall be renamed the "Noble Corporation 1992 Nonqualified Stock Option Plan for Non-Employee Directors."

         2. All references in the 1992 Plan to "Noble Drilling Corporation" shall be amended to refer to "Noble Corporation."

         3. All references in the 1992 Plan to "Common Stock" or "shares of Common Stock" shall be amended to refer to "Ordinary Shares," and all references to "stock" or "stockholders" shall be amended to refer to "shares" or "members," respectively.

         4. The language of subsection 1.01(d) is deleted in its entirety and the following is substituted therefor:

         "'Company' means Noble Corporation, a Cayman Islands exempted company limited by shares, and its successors."

         5. Subsection 1.01(c) is deleted in its entirety, and subsections 1.01(d) through (m) shall be redesignated to reflect such deletion. The following language shall be added as subsection 1.01(m) of the 1992 Plan:

         "1.01(m) 'Ordinary Shares' means the Ordinary Shares, par value US$0.10 per share, of the Company."

         6. All references in the 1992 Plan to "bylaws" shall be amended to refer to "articles of association."

         7. All references in the 1992 Plan to the "applicable laws of the State of Delaware" shall be amended to refer to "applicable laws of the Cayman Islands."

         8. This Amendment No. 2 shall amend only those provisions of the 1992 Plan set forth herein, and those sections, subsections, phrases or words not expressly amended hereby shall remain in full force and effect.

                  IN WITNESS WHEREOF, the undersigned has executed this Amendment to be effective as of the date first above written.


                                         NOBLE CORPORATION


                                         By: /s/ Robert D. Campbell
                                            ------------------------------------
                                            Robert D. Campbell,
                                            President